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                                                                    Exhibit 99.1



                      AMENDED AND RESTATED PROMISSORY NOTE


$35,000,000                                                   January 31, 2001
                                                              New York, New York

         For value received, MAIL.COM, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of AT&T CORP., a New York corporation ("Holder"), in accordance with the payment provisions set forth herein, the principal amount of THIRTY FIVE MILLION DOLLARS ($35,000,000) and to pay interest thereon as set forth herein.

         1.       Payment Provisions

         (a)      Principal and Interest

         The Company shall pay to Holder, by wire transfer of immediately available funds to Chase Manhattan Bank, 1 Chase Plaza New York, New York, Acct
Name: AT&T Corp, ABA#: 021000021, Acct: 0241010891 or in such manner and at such other place as Holder shall designate in writing to the Company, in 48 monthly installments commencing on April 1, 2001, the principal amount of $729,166.67 per month (subject to prepayment as provided in Section 1(d)), except for the 48th installment which shall be in the amount of $729,166.51 (subject to prepayment as provided in Section 1(d)) plus, with each monthly installment, interest on the unpaid principal balance of this Note accrued from the Closing Date at a rate per annum determined in accordance with paragraph (b) below.

         (b)      Interest Rate

         The initial interest rate shall be ten percent (10%) per annum. The interest rate shall be adjusted every six (6) months following the Closing Date to be equal to one percent (1%) plus the prime rate listed in The Wall Street Journal on such date of adjustment (or, if the date of adjustment does not fall on a Business Day, on the first Business Day following such date of adjustment).

         (c)      Default Rate

         If any payment hereunder is not made within ten days after such payment is due, such payment, as well as the remainder of the unpaid balance of this Note shall accrue interest at a rate three percent (3%) per annum above the interest rate specified in Section 1(b) (the "Default Rate") from the date such payment was due until the date such payment is received by Holder.

         (d)      Mandatory Prepayments

         Notwithstanding the provisions of Section 1(a), this Note shall be prepaid in accordance with the terms, and subject to the conditions, set forth below:
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                  (i)      In the event that the Company sells, transfers or
         assigns, through a transaction or a series of transactions, all or substantially all of the assets or equity interests of GN Comtext S.r.L., a wholly-owned Subsidiary of the Company, then, provided that such sale occurs prior to the payment in full of this Note, the Company shall pay to Holder (A) fifty percent (50%) of the first $400,000 of cash proceeds (including any payments of principal or interest under any note delivered pursuant to such transaction) received in connection with such sale (after netting out up to $2,323,983 of the cash payment received at the closing of such sale); and (ii) one hundred percent (100%) of any additional cash proceeds (including any payments of principal or interest under any note delivered pursuant to such transaction) received in connection with such sale (after netting out the amounts referred to in clause (A)), in each case within three (3) Business Days after the Company's receipt thereof, as a prepayment of this Note in accordance with Section 1(d)(iii) below.

                  (ii) In the event that the Company sells, transfers or assigns, through a transaction or a series of transactions, all or substantially all of the assets related to the fax and/or EDI and/or application-based e-mail portion of the EasyLink Business operating on the IMS and/or GMS platforms (each, a "Line of Business"), then, provided that such sale occurs prior to the payment in full of this Note, the Company agrees that (A) the credit-worthiness of the purchaser (the "Purchaser") of such Line of Business shall be subject to the approval of Holder, which approval shall not be unreasonably withheld; (B) the purchase price for such Line of Business shall exceed 50% of the Annual Revenue (as defined below) attributable to such Line of Business; (C) at least forty percent (40%) of the total purchase price to be received by the Company in connection with such sale shall be in the form of a cash payment on the closing date of such sale; and
         (D) the remainder of the purchase price shall be in the form of a secured promissory note, in form and substance reasonably satisfactory to Holder, to be paid in full within two years after the closing of such sale, which note shall be secured by the assets being sold. With respect to any such sale, the Company shall pay to Holder, within three
         (3) Business Days after receipt: (x) ninety-five percent (95%) of all cash proceeds received by the Company from the Purchaser upon the closing of such sale; and (y) eighty-five percent (85%) of all principal and interest payments paid by the Purchaser under any note issued in connection with such sale. For purposes of this Section 1(d)(ii), "Annual Revenue" attributable to a Line of Business shall mean the revenue, determined in accordance with GAAP, generated by such Line of Business during the twelve full calendar months immediately preceding the date upon which the applicable purchase agreement is executed by the Company and the Purchaser. At all times prior to the payment in full of this Note, the Company shall maintain books and records in accordance with GAAP, for each Line of Business. In the event that the Company elects to sell a Line of Business hereunder, it shall provide Holder with sufficient information and access to its books and records so that Holder may ascertain the creditworthiness of the prospective Purchaser and whether the prospective sale meets all of the criteria specified in this Section 1(d)(ii).

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                  (iii)    All payments received by Holder under this Section
         1(d) shall be applied as a prepayment of this Note in the following manner: such proceeds shall first be applied to prepay the 48th monthly installment of principal due under the Note, together with interest accrued from the Closing Date calculated in accordance with this
         Section 1, then the 47th installment and so on in reverse chronological order.

                  (iv) Any sale, transfer or assignment of the telex portion of the Business shall be subject to Holder's approval (including, without limitation, as to the structure of the sale, the purchase price, the purchaser, and the amount of proceeds which shall be applied to prepay this Note), which approval shall not be unreasonably withheld.

         (e)      Force Majeure Events

                  (i) In the event that for any period of time after the date of this Note, the Business is completely inoperable due to a Force Majeure Event, the Company shall immediately notify Holder of such Force Majeure Event in reasonable detail and the Company's obligations to make principal and interest payments under this Note shall be suspended during such period, which period shall in no case exceed 120 days after the Force Majeure Event occurs; provided, however, that the Company shall use all reasonable efforts to ensure that the Business commences partial operation, as well as full operation, as soon as possible after the Force Majeure Event occurs. The Company shall provide Holder with periodic updates, at such intervals as Holder may reasonably request, but in no event less frequently than monthly, on the status of the Force Majeure Event and the steps that the Company is taking to restore the Business to full operation. Upon the earlier of
         (x) the 121st day after the Force Majeure Event occurs; and (y) the date the Business commences partial or full operation, payment obligations hereunder shall be reinstated in full; provided, however, that in the event that the Business commences partial operation but the Business remains substantially and materially impaired (as described in Section 1(e)(ii) below) prior to the 121st day after the Force Majeure Event occurs, then the provisions of Section 1(e)(ii) below shall be applicable, but only until the earlier of (1) 121st day after the Force Majeure Event occurs, and (2) the date the Business is no longer substantially and materially impaired. Interest shall continue to accrue at the applicable rate specified in Section 1(b) above during the entire time that payments are suspended hereunder.

                  (ii) In the event that for any period of time after the date of this Note, the Business is substantially and materially impaired due to a Force Majeure Event such that monthly billable revenues for the EasyLink Services are reduced by more than 50% below the billable revenue for the EasyLink Services attributable to the last full calendar month occurring immediately prior to the Force Majeure Event, the Company shall immediately notify Holder of such Force Majeure Event in reasonable detail and the Company's obligations to make principal payments under this Note shall be suspended during such period, which

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         period shall in no case exceed 120 days after the Force Majeure Event occurs; provided, however, that the Company shall use all reasonable efforts to remove and mitigate such impairment at the earliest possible time so that it would no longer be deemed substantial and material. The Company shall provide Holder with periodic updates, at such intervals as Holder may reasonably request, but in no event less frequently than monthly, on the status of the Force Majeure Event and the steps that the Company is taking to restore the Business to full operation. Upon the earlier of (x) the 121st day after the Force Majeure Event occurs and (y) the date the Business is no longer substantially and materially impaired, all payment obligations will be reinstated in full. Interest shall continue to accrue at the applicable rate specified in Section 1(b) above and shall continue to be paid by the Company during the entire time that payments of the principal are suspended hereunder. The Company's obligation to make interest payments hereunder shall not be suspended at any time during such period of substantial and material impairment and failure to make any interest payment within ten days after the date such payment is due shall result in the imposition of additional interest at the Default Rate.

                  (iii) During the period of time that a Force Majeure Event has been asserted and the Company has suspended payments in accordance with this Section 1(e), the Company shall not make any payments to any other creditor (other than to any trade creditor in the ordinary course of business for goods or services received) unless and until it has resumed making payments to Holder under the terms of this Note.

         (f)      Payment Statements

         The Company shall provide Holder with a detailed statement of the underlying components of each payment made hereunder at the time that such payment is made.

         2.       Definitions

         "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, including Indebtedness incurred in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

         "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

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         "Asset Purchase Agreement" means the Asset Purchase Agreement, dated
December 13, 2000, between Swift and Holder.

         "Business" means the business of providing EasyLink Services.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Sate of New York on which banking institutions located in such State are closed.

          "Capital Lease" means, with respect to any lessee, any lease of Property by such lessee which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a Capital Lease and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Closing Date" means January 31, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" is defined in the first paragraph hereof.

         "Comtext" means Swift Comtext Limited, a company registered in England and Wales and a wholly owned Subsidiary of the Company.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" is defined in Section 1(c).

         "EasyLink Services" means the assets and businesses sold to Swift under the Asset Purchase Agreement, including all changes, improvements and substitutions related to such assets and businesses.

         "Environmental Law" means any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety or to the release of any materials into the environment, including, without limitation, the Clean Air Act, as amended, the Clean Water Act of 1977, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is considered a member of the controlled group of the Company under section 414 of the Code.

         "Event of Default" is defined in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Force Majeure Event" means fire, explosion, power blackout, earthquake, flood, the elements, embargo, war, natural disaster or other acts of God.

         "Existing Indebtedness" means this Note and any other Indebtedness of the Company and its Majority-Owned Subsidiaries in existence on the Closing Date, as set forth on Schedule 3(m), until such amounts are repaid in full.

         "GAAP" means, as of any date of determination, generally accepted accounting principles consistently applied and maintained throughout the periods indicated, as in effect from time to time in the United States of America.

         "Governmental Authority" means

         (a)      the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

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         (b)      to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" is defined in the first paragraph hereof and shall include any successor in interest to or assignee of the initial Holder or its successors and assigns.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

         (c) all liabilities evidenced by a note, bond, debenture or other similar instruments;

         (d) all liabilities required to be reported on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (e) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (f) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (g)      Swaps of such Person; and

         (h)      any Guaranty of such Person.

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         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Loan Documents" means this Note, the Pledge Agreements, the Security Agreements and the Swift Subsidiary Guaranties, and any amendment thereto or restatement thereof.

         "Loan Party" means each of the Company, Swift, Comtext, and Swift EasyLink Co., Inc.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or Properties of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or Properties of (i) the Company and its Subsidiaries taken as a whole, or (ii) the Swift Assets or Swift Subsidiaries taken as a whole, or (b) the ability of the Company and its Subsidiaries to perform their respective obligations under this Note and the other Loan Documents, or (c) the validity or enforceability of this Note or any other Loan Document.

         "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the Closing Date).

         "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 31, 2001, by and among the Company, ML Acquisition Corp., Swift and George Abi Zeid.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Liens" means:

         (a)      Liens securing this Note;

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         (b)      Liens securing Purchase Money Indebtedness, provided that such
Indebtedness was permitted to be incurred by the terms hereof and such Liens do not extend to any assets of the Company or a Subsidiary other than the assets so acquired;

         (c) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary, provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation;

         (d) Liens on Property existing at the time of acquisition thereof by the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company and its Subsidiaries other than the Property so acquired;

         (e) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts for which an adequate reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

         (f) Liens existing on the date of this Note (but not including any Liens on the Swift Assets, other than Liens created by the Security Agreements);

         (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (h) Liens incurred in the ordinary course of business of the Company (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $5 million in principal amount in the aggregate at any one time outstanding;

         (i)      Liens securing Indebtedness permitted under clause (ix) of
Section 6(d); provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

         (j)      any interest or title of a lessor under any Capital Lease
Obligation;

         (k) Liens not provided for in clauses (a) through (j) above securing Indebtedness incurred in compliance with the terms of this Note provided that this Note is secured by the assets subject to such Liens on a basis prior to such Liens; provided that such Liens shall be subordinated to and be junior in priority to this Note on the same basis; and

         (l) extensions, renewals or refundings of any Liens referred to in clauses (a) through (k) above, provided that any such extension, renewal or refunding does not

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extend to any assets or secure any Indebtedness not securing or secured by the
Liens being extended, renewed or refinanced.



         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a Governmental Authority or other entity.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Pledge Agreements" means (i) the Pledge Agreement made on the Closing Date by Swift in favor of Holder, and (ii) the Pledge Agreement made on the Closing Date by the Company in favor of Holder.

         "Pledged Shares" is defined in the Pledge Agreements.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Money Indebtedness" means

         (a) Indebtedness of the Company or any Wholly-Owned Subsidiary incurred (within 180 days of such purchase) to finance the purchase of any assets (including the purchase of equity interests of Persons that are not Affiliates of the Company) of the Company or any Wholly-Owned Subsidiary, provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; or

         (b) Indebtedness of the Company or any Wholly-Owned Subsidiary which refinances indebtedness referred to in clause (a) of this definition, provided that such refinancing satisfies the proviso of such clause (a).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of this Note.

         "Restricted Payment" shall mean (i) any direct or indirect distribution, dividend or other cash payment by the Company or any of its Subsidiaries to any Person on account of any general or limited partnership interest in, or ownership of any shares of capital stock or other securities of, the Companys (other than any spin-off, dividend or

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distribution of the shares of World.com, Inc., a Subsidiary of the Company); or
(ii) any optional prepayment of Indebtedness that would materially impair the Company's ability to perform its obligations under this Note.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Agreements" means (i) the Security Agreement made on the Closing Date by Swift in favor of Holder and (ii) the security agreements made as of the Closing Dates by each of Comtext and Swift EasyLink Co., Inc. in favor of Holder.

         "Security Interest" means the security interest in the Property of the Company and the Property of Comtext, as well as the Pledged Shares, granted to Holder pursuant to the Security Agreements and the Pledge Agreements.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if a 50% or more interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes hereof, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Swift" means Swift Telecommunications, Inc., a New York corporation or any successor in interest thereto.

         "Swift Assets" mean the Properties of (including all shares of stock or other equity interests held by) Swift or any of its Subsidiaries in existence immediately prior to the merger of Swift into ML Acquisition Corp., a wholly-owned subsidiary of the

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Company, pursuant to the Merger Agreement, including all changes, improvements and substitutions related to such assets.

         "Swift Subsidiary" means Comtext, Swift EasyLink Co., Inc., AT&T EasyLink Services Limited, Xtreme Global Communication SDN BHD, a Malaysian company, and Xtreme Global Communication (S) PTE Ltd and any successor to any such entity and any other Subsidiary of Swift immediately prior to the merger of Swift into ML Acquisition Corp., a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement.

         "Swift Subsidiary Guaranties" means the Guaranties of the Note made as of the Closing Date by each of Comtext and Swift EasyLink Co., Inc. in favor of Holder.

         "Voting Stock" means capital stock or other equity interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100 %) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time; provided that in the event that the Company or its other Wholly-Owned Subsidiaries do not own one hundred percent (100%) of the equity interests of a Subsidiary, but the only other shareholders of such Subsidiary are Affiliates, employees, officers and/or directors of the Company or another Wholly-Owned Subsidiary, then such Subsidiary shall be deemed a Wholly-Owned Subsidiary for purposes of this Agreement .

         3.       Representations and Warranties of the Company

         The Company hereby represents and warrants that, except as disclosed in the SEC Filings or in the Disclosure Schedules attached hereto:

         (a)      Organization; Power and Authority

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact. Each of the Company and the other Loan Parties has the corporate power and authority to execute and deliver this Note and the other Loan Documents and to perform the provisions hereof and thereof.

         (b)      Authorization, etc.

         This Note and the other Loan Documents have been duly authorized by all necessary corporate action on the part of each of the Company and the other Loan Parties, and this Note constitutes, and upon execution and delivery thereof each other Loan Document will constitute, a legal, valid and binding obligation of each of the Company and the other Loan Parties enforceable against each of them in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c)      Disclosure

         Complete and correct copies of all reports and other filings required to be filed by the Company as of the date hereof with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder since January 1, 2000 (such reports and other filings collectively referred to herein as the "SEC Filings") are available on the SEC's EDGAR web site. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of filing, the SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         (d)      Organization and Ownership of Shares of Subsidiaries

                  (i) Schedule 3(d) contains (except as noted therein) complete and correct lists of the Company's Material Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                  (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3(d) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned, beneficially and of record, by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3(d)).

                  (iii) Each Subsidiary identified in Schedule 3(d) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (e)      Financial Statements

         The financial statements of the Company consisting of the balance sheets, income statements and cash flow statements included in the SEC Filings (including in each case the related notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         (f)      Compliance with Laws, Other Instruments, etc.

         The execution, delivery and performance by each of the Company and the other Loan Parties of the Loan Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate or conflict with any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation of (i) any agreement or instrument related to Indebtedness or any material agreement to which it is a party or by which it or its Property is bound or affected, or (ii) any applicable order, judgement or decree of any court, arbitrator or Governmental Authority, the consequences of which violation, whether individually or in the aggregate, could result in a Material Adverse Effect.

         (g)      Governmental and Third Party Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other third party is required in connection with the execution, delivery or performance by the Company or the other Loan Parties of the Loan Documents.

         (h)      Litigation; Observance of Agreements, Statutes and Orders

                  (i) Except as disclosed in Schedule 3(n), there are no actions, suits or proceedings pending or, to the best knowledge of the Company and the other Loan Parties, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (ii) Neither the Company nor any Subsidiary is in violation of or default under any term of any charter, bylaw, agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (i)      Taxes

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company and the other Loan Parties know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

         (j)      Title to Property; Leases

         The Company and its Subsidiaries have good and sufficient title to their respective Properties that individually or in the aggregate are Material, including all such Properties reflected in the most recent audited balance sheet referred to in Section 3(e) or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Note. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         (k)      Licenses, Permits, etc.

         Except as disclosed in Schedule 3(k) or in the SEC Filings:

                  (i) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, patent applications, copyrights, service marks, trademarks and trade names, domain names, trade secrets, technology and know-how and other intellectual Property rights, or rights thereto, that individually or in the aggregate are Material, without, to the best knowledge of the Company and the other Loan Parties, conflict with the rights of others;

                  (ii) to the best knowledge of the Company and the other Loan Parties, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, patent application, copyright, service mark, trademark, trade name, domain name, trade secret, technology, know-how or other intellectual Property right, or other right owned by any other Person; and

                  (iii) to the best knowledge of the Company and the other Loan Parties, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, patent application, copyright, service mark, trademark, trade name, domain name, trade secret, technology, know-how or other intellectual property right, or other right owned or used by the Company or any of its Subsidiaries.

         (l)      Compliance with ERISA

         The Company and the other Loan Parties and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Company and the other Loan Parties nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or the other Loan Parties or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company and the other Loan Parties or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate have resulted in or could reasonably be expected to have a Material Adverse Effect.

         (m)      Existing Indebtedness

         Except as described therein, Schedule 3(m) sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of November 30, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (n)      Restrictions on Dividends or other Distributions

         Except as set forth on Schedule 3(n), no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock or from repaying to the Company any loans or advances to such Subsidiary from the Company.

         4.       Information as to Company

         4.1      Financial and Business Information

         The Company shall deliver to Holder:

         (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of:

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for the period from the beginning of such fiscal year through the end of such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.1(a);

         (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.1(b);

         (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the Securities and Exchange Commission;

         (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 7(d), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA, for which notice thereof has not been waived; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any of the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to

         Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

         (g) Requested Information -- subject to appropriate confidentiality and use restrictions, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under any of the Loan Documents as from time to time may be reasonably requested by Holder;



         4.2      Officer's Certificate

         Each set of financial statements delivered to Holder pursuant to
Section 4.1(a) or Section 4.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or propose to take with respect thereto.

         4.3      Inspection

         The Company shall permit the representatives of Holder, subject to appropriate confidentiality and use restrictions:

         (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and Properties of the Company and each

Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

         5.       Affirmative Covenants

         The Company covenants that so long as this Note shall remain outstanding:

         (a)      Compliance with Law

         The Company will and will cause each of the Company's Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b)      Insurance

         The Company will and will cause each of the Company's Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Company will require that each insurance policy for it and its Subsidiaries provide for at least thirty (30) days' prior written notice to Holder of any termination of or proposed cancellation or non-renewal of such policy, or material reduction in coverage and, with respect to the Swift Assets, shall name Holder as additional named loss payee to the extent of the principal amount of this Note and additional named insured. The net proceeds of insurance covering the Swift Assets which are not used to repair or replace the applicable lost or damaged Swift Assets within 90 days of such proceeds becoming available to the Company shall be paid to Holder and applied to the payment or prepayment of this Note in accordance with Section 1(d)(iii). Any balance thereof remaining after payment in full of this Note shall be paid to the Company or otherwise as required by law.

         (c)      Maintenance of Properties

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties that are not Swift Assets if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d)      Payment of Taxes

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

         (e)      Corporate Existence, etc.

         Except as provided in Section 6(b), the Company will, and will cause the Company's Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve, or to cause the Company's Subsidiaries to preserve, any such right, license or franchise, if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holder of this Note.

         (f)      Stay, Extension And Usury Law

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance hereof; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

         (g)      Investment Company Act

         As long as this Note is outstanding, the Company will conduct its businesses and operations so as not to become an "investment company" within the meaning of the

Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

         (h)      Payment of Indebtedness

         Except as to matters being contested in good faith and by appropriate proceedings sufficient to avoid having a Lien imposed, and unless prohibited by
Section 1(e)(iii), the Company will, and will cause its Subsidiaries to, (i) pay promptly when due, or in conformance with customary trade terms, all Indebtedness and obligations incident to the conduct of its business and (ii) perform and observe in all material respects all the terms and provisions of its material agreements (including the Loan Documents).

         (i)      Further Assurances

         From time to time hereafter, the Company will, and will cause each of its Subsidiaries to, execute and deliver, or will cause to be executed and delivered, such additional instruments and other documents consistent with the terms of this Note, and shall take such further actions as Holder may reasonably request, for the purposes of effectuating, carrying out and complying with the provisions of this Note.

         6.       Negative Covenants

         The Company covenants that so long as this Note shall remain outstanding:

         (a)      Transactions with Affiliates

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         (b)      Merger, Consolidation, etc.

         Except for the merger contemplated by the Merger Agreement, the Company shall not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall have executed and delivered to Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Note and the other Loan Documents to which the Company is a party;

                  (ii) this Note would have a credit rating from Moody's or Standard and Poor's immediately thereafter at least as favorable as immediately prior thereto; and

                  (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 6(b) from its liability under this Note.

         (c)      Liens

         Without the consent of Holder, the Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or suffer to exist (i) any Lien (except Permitted Liens) that secures Indebtedness prohibited under
Section 6(d); or (ii) any Lien (except Permitted Liens) on any Swift Asset or any other asset now owned by or hereafter acquired by its Swift Subsidiaries unless such Lien shall secure this Note on a prior basis.

         (d)      Indebtedness

         Without the consent of Holder, the Company shall not, nor shall it permit any of its Wholly-Owned Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) that is pari passu in right of payment with this Note. The foregoing limitation on the incurrence of Indebtedness will not apply to any of the following incurrences of Indebtedness (without duplication):

                  (i)      Indebtedness evidenced by this Note;

                  (ii) Up to $80 million aggregate principal amount of Indebtedness (other than this Note) that is by its terms pari passu in right of payment with this Note;

                  (iii) Indebtedness that is by its terms subordinated to this Note;

                  (iv)     Existing Indebtedness (other than this Note);

                  (v) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Company and its Wholly-Owned Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired);

                  (vi) the incurrence of Purchase Money Indebtedness by the Company and its Wholly-Owned Subsidiaries in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business of the Company and its Subsidiaries;

                  (vii) Swaps of the Company and its Wholly-Owned Subsidiaries covering Indebtedness of the Company and its Wholly-Owned Subsidiaries to the extent the notional principal amount of such Swap does not exceed the principal amount of the Indebtedness to which such Swap relates;

                  (viii) Indebtedness of the Company and its Wholly-Owned Subsidiaries incurred in the ordinary course of business in respect of performance bonds or letters of credit of the Company and its Wholly-Owned Subsidiaries or surety bonds provided by the Company and its Wholly-Owned Subsidiaries;

                  (ix) the incurrence by the Company and its Wholly-Owned Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness permitted to be incurred under clauses (i), (ii), (iv), (v), (vi) or (vii) above ("Refinancing Indebtedness"); provided, however, that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith; (B) the terms, provisions and conditions of such Refinancing Indebtedness, taken as a whole, shall not be Materially more burdensome to the Company than the terms, provisions and conditions of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded or would otherwise adversely affect the ability of the Company to pay or perform its obligations hereunder or otherwise materially adversely affect the rights of the Holder under any of the Loan Documents; and (C) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing"); or

                  (x) Indebtedness under Capital Lease Obligations of the Company and its Wholly-Owned Subsidiaries.

         For purposes of determining compliance with this Section 6(d), in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (x) above or is permitted to be incurred pursuant to the first sentence of this Section 6(d) and also meets the criteria of one or more of the categories described in clauses (i) through (x) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 6(d) and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6(d).

         (e)      No Restricted Payments

         The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment other than dividends paid in the ordinary course of business consistent with existing practices in effect prior to the date of this Note.

         (f)      No Sale of Assets

         Except as expressly permitted under Section 1(d) above, the Company will not, nor will it permit any of its Subsidiaries to, dissolve or liquidate, or to sell, lease or otherwise dispose of any of the Swift Assets (including, without limitation, any shares or other equity interests in the Subsidiaries other than GN Comtext S.r.L) outside the ordinary course of business.

         7.       Events of Default

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

         (a) the Company defaults in the due and punctual payment of any interest on this Note when the same becomes due and payable and the default continues for a period of 10 Business Days; or

         (b) the Company defaults in the payment of any principal of this Note when the same becomes due and payable, whether at stated maturity, by acceleration or upon mandatory prepayment or otherwise and the default continues for a period of 3 Business Days; or

         (c) the Company or any of its Subsidiaries fails to observe or perform any other covenant or agreement contained in this Note or in any other Loan Document and such breach is not cured or such failure continues for a period of 45 days after the receipt of written notice by the Company from Holder stating that such notice is a "Notice of Default"; or

         (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary or any Swift Subsidiary (or the payment of which is Guaranteed by any of the Company or any of the Company's Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Note or is created hereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period, if any, provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such

Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and after written receipt by the Company from any holder of Notes stating that such notice is a "Notice of Default"; or

         (e) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary or any Swift Subsidiary and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; or

         (f) Swift shall default in the payment of any amounts due under the Transition Services Agreement, dated as of January 31, 2001, between Swift and Holder, and such default shall continue uncured for a period of at least 30 days after notice of such default is given to Swift; provided that it shall not be deemed a default if Swift shall have contested in good faith such payment within 30 days after the receipt of an invoice therefor (while timely paying those portions of the invoice that are not disputed in good faith) and the parties have not yet resolved such dispute;; or

         (g) the Company or any Material Subsidiary or any Swift Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; or (ii) consents to the entry of an order for relief against such company or any Material Subsidiary or any Swift Subsidiary in an involuntary case or proceeding; or (iii) consents to the appointment of a Custodian of such company or any Material Subsidiary or any Swift Subsidiary or for all or any substantial part of its Property; or (iv) makes a general assignment for the benefit of its creditors; or (v) take corporate or similar action to effect any of the foregoing; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary or any Swift Subsidiary in an involuntary case or proceeding; or (ii) appoints a Custodian of such company or any Material Subsidiary or any Swift Subsidiary or for all or any substantial part of the Property of such company or any Material Subsidiary or any Swift Subsidiary; or
(iii) orders the liquidation of such company or any Material Subsidiary or any Swift Subsidiary; and in each case referred to in this paragraph (g) the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign bankruptcy, insolvency or similar law. The term "Custodian" means any custodian, receiver, trustee, assignee, sequestor, liquidator or similar official under any Bankruptcy Law.

         8.       Remedies on Default, etc.

         8.1      Acceleration

         (a)      If an Event of Default described in paragraph (g) or (h) of
Section 7 has occurred, this Note shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, Holder may at any time at its option, by notice or notices to the Company, declare this Note to be immediately due and payable.

         (c) Notwithstanding subparagraph (b) above, if any Event of Default described in paragraph (d) of Section 7 has occurred and is continuing and the Payment Default giving rise to such Event of Default is cured or the acceleration giving rise to such Event of Default is annulled or rescinded within 30 days after receipt of written notice of such Event of Default by the Company from Holder stating that such notice is a "Notice of Default," then such Event of Default and any declaration under subparagraph (b) above shall be deemed automatically annulled and rescinded.

         Upon this Note becoming due and payable under this Section 8.1, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount hereof, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         8.2      Other Remedies

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or have been declared immediately due and payable under Section 8.1, (a) Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (b) the Company will pay to Holder such further amounts, to the extent lawful, as shall be sufficient to pay the reasonable, out-of-pocket costs and expenses of collection or of otherwise enforcing Holders rights, including reasonable counsel fees and costs.

         9.       Miscellaneous

         (a)      Security Arrangements

         This Note is the promissory note delivered to Holder pursuant to the terms of the Asset Purchase Agreement, as partial consideration for the assets described therein, and each holder of this Note is entitled to enforce the provisions of the Swift Subsidiary Guaranties, the Pledge Agreements and the Security Agreements and to enjoy the benefits thereof.

         (b)      No Right of Set-Off

         The Company shall have no right to set-off and reduce any amount due under this Note by amounts to which the Company or any of its Affiliates are, or claim that they are, owed by Holder or its Affiliates, for any reason whatsoever, including, but not limited to, a claim that any of them is entitled to indemnification or any claim arising out of or in connection with the Asset Purchase Agreement, any Loan Documents or any agreement or other document executed in connection therewith or referred to therein.

         (c)      Amendments, etc.

         No amendment or waiver of any provision of this Note, and no consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (d)      Notices, Etc.

         All notices and other communications under this Note shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, sent by recognized overnight delivery service (signature of receipt requested) or, to the extent receipt is confirmed, by telecopy or telefax (provided that such party also sends a copy by personal delivery or registered or certified mail, return receipt requested, or recognized overnight delivery service, signature of receipt requested), to the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  Company:

                           Mail.com, Inc.
                           Suite 660
                           11 Broadway
                           New York, New York  10004
                           Attn:  CEO

                  With a copy to:

                           Mail.com, Inc.
                           Suite 660
                           11 Broadway
                           New York, New York  10004
                           Attn:  David W. Ambrosia
                           212-298-8352

                  Holder:

                           AT&T Corp.
                           295 North Maple Avenue

                           Room 4431D2
                           Basking Ridge, NJ 07920
                           Attention: Michael D. Daly, M&A
                           Fax Number: 908-221-2105

                  With a copy to:

                           Sanford Tannenbaum
                           General Attorney
                           AT&T Corp.
                           295 North Maple Avenue
                           Room 3235C2
                           Basking Ridge, NJ  07920-1002
                           Fax Number:  908-221-6306

         (e)      Governing Law, Choice of Forum, No Trial By Jury

                  (i) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  (ii) ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS NOTE OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY WAIVES ANY OFFSETS IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTY AS HEREIN PROVIDED, OR BY PERSONAL SERVICE ON SUCH PARTY WITH A COPY OF SUCH PROCESS MAILED TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, RETURN

         RECEIPT REQUESTED, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN NEW YORK IN CONNECTION WITH ACTIONS INITIATED BY THIRD PARTIES IN SUCH OTHER JURISDICTIONS.

                  (iii) BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR GRANTOR IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT THE NOTE AS PAYMENT UNDER THE ASSET PURCHASE AGREEMENT.

         (f)      Waiver

         Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other Person or entity primarily or secondarily liable on this Note.

         (g)      Rights Cumulative

         No failure on the part of Holder to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Holder provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. No provision for a specific remedy shall be deemed to limit Holder's remedies at law or in equity. The rights of Holder hereunder are not conditional or contingent on any attempt by Holder to exercise any of its rights under any other document against the Company or against any other Person.

         (h)      Assignment; Successors and Assigns

         This Agreement shall be binding on the Company and its successors and permitted assigns (including any trustee succeeding to the rights of the Company pursuant to Chapter 11 of the Federal Bankruptcy Code or pursuant to any conversion to a case or cases under Chapter 7 of the Federal Bankruptcy Code), and shall inure, together with all rights and remedies of Holder hereunder, to the benefit of Holder and its successors and assigns, provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of Holder and any purported assignment without such consent shall be null and void.

         (i)      Severability

         Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by, illegal, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, illegality, unenforceability or invalidity under such law, without invalidating the remainder of such provision or the remaining provisions of this Note.

         (j)      Interpretation

         The Company and Holder have participated jointly in the negotiation and drafting of this Note. In the event that any ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Note.

         (j)      Headings

         Section headings in this Note are included for convenience of reference only and shall not constitute a part of this Note for any other purpose.

         (k)      Amendment and Restatement of Swift Note

         This Note amends and restates the Promissory Note made on January 31, 2001 by Swift to Holder effective upon the merger of Swift into Company or a Subsidiary of Company or the acquisition of Swift by Company or a Subsidiary of Company. This Note and the obligations of the Company set forth herein are contingent upon, and shall have no force or effect until, the consummation of the transactions set forth in the Merger Agreement.

         (l)      Entire Agreement

         This Note and the other Loan Documents embody the entire agreement between the parties hereto and thereto relating to the transactions provided for herein and therein and supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto with respect to such transactions.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                          MAIL.COM, INC.


                                          By s/Frank Graziano
                                            ------------------------------
                                               Frank Graziano
                                               Senior Vice President
Accepted and Agreed:

AT&T CORP.


By
   ---------------------------
   Name:
   Title: